Exhibit 10.11 FINOVA Forbearance Agreement

                              FORBEARANCE AGREEMENT

     This Forbearance Agreement is entered into as of June 1, 1998 between OMNI PRODUCTS, INC., an Oregon corporation ("Borrower") and FINOVA CAPITAL CORPORATION, a Delaware corporation, formerly known as Greyhound Financial Corporation, a Delaware corporation ("Finova"), with reference to the following facts:

     A. Finova and the Borrower are parties to that certain Loan and Security Agreement dated April 26, 1994 (as amended, the "Loan Agreement"). (Capitalized terms used in this Agreement, which are not defined herein, shall have the meanings set forth in the Loan Agreement. The Loan Agreement, this Agreement, and all other present and future documents, instruments and agreements relating hereto or thereto are referred to in this Agreement, collectively, as the "Loan Documents".)

     B. Material Events of Default have occurred and are continuing under the Loan Documents, including without limitation the following (the "Existing Defaults"): failure to comply with Borrower's net worth, senior debt service coverage and total debt service coverage financial covenants.

     C. Borrower has requested that Finova defer taking action by reason of the Existing Defaults and continue to provide financing to the Borrower for a limited time. Finova is willing to do so for the term and on the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1. Plan. Attached hereto as Exhibit "A" is the forward looking Operating Plan which Borrower has prepared and presented to Finova (the "Plan"). (The Plan does not reflect the proceeds of the New Sub Debt (as defined below), which will reduce the cash shortfalls shown in the Plan. Accordingly, the term "Plan" as used herein means the Plan attached as Exhibit "A", modified to reflect the proceeds of the New Sub Debt.) Borrower represents and warrants that the Plan has been prepared by the Borrower in good-faith and that the same represents reasonable projections and expectations as to performance based on the information available to Borrower.

2. Forbearance. Finova agrees to forbear from exercising its rights and remedies under the Loan Documents, as a result of the Existing Defaults, until 90 days after the date of this Agreement (the "Forbearance Period"), provided that no Additional Default (as defined below) shall occur. In agreein~ to forbear from exercising its rights and remedies, Finova is not waiving the Existing Defaults or any rights or remedies in connection therewith, all of which are expressly reserved. The Forbearance Period may be extended from time to time by Finova, but only by specific written agreements signed by Finova and Borrower; provided, however, that a Forbearance Period will automatically renew if, at the expiration of the then Forbearance Period there is not then in existence any Additional Default. The term "Forbearance Period" shall include all extensions of the original ninety-day forbearance period. Upon the expiration of the Forbearance Period, Finova may, at its option, exercise any and all rights or remedies in connection with the Existing Defaults, without further notice.


3. Continued Loans.

     3.1. Loans. Notwithstanding the Existing Defaults, Finova agrees, during the Forbearance Period, to continue to provide Loans to the Borrower, in accordance with, and subject to all of the terms and conditions set forth in, the Loan Agreement and the other Loan Documents, provided no Additional Default (as defined below) has occurred. After the expiration of the Forbearance Period or upon the occurrence of any Additional Default (whichever first occurs), without limiting Finova's other rights or remedies, Finova may cease making Loans or providing any other financial accommodations to the Borrower, without further notice.

     3.2. Temporary  Overadvance Facility.  Notwithstanding  anything in Section
2.1 of the Loan Agreement or elsewhere therein to the contrary, commencing on the date hereof and continuing through the earlier of the following dates ("Permitted Overadvance Period"): (i) June 1, 1999, or (ii) expiration of the Forbearance Period, Borrower shall be entitled to maintain an Overadvance (as defined in Paragraph 2.1.1(b) (iv) of the Loan Agreement) in a total amount not to exceed $400,000 at any time outstanding without the immediate repayment obligation under Paragraph 2.1.1(b)(iv) of the Loan Agreement. The unpaid principal balance of the Overadvances pursuant hereto shall bear interest at a rate equal to the Prime Rate plus 6.25% per annum, calculated on the basis of a 360-day year for the actual number of days elapsed.

     3.3. Deferral of Regular Principal Payments on Term Loan. During the Forbearance Period, Borrower shall not be obligated to make the regular monthly principal payments on the Term Loan. Interest shall continue to be paid monthly on the Term Loan, and principal and interest shall continue to be paid on the Cap Ex Loans and all other Loans in accordance with the terms thereof. Principal payments shall be made with respect to the Term Loan as provided below in
Section 4.1 regarding proceeds of sale of equipment and real estate of the Borrower. Effective on July 15, 1998, the interest rate applicable to the Term Loan shall be increased by an additional 2% per annum.

     3.4. Fees. In consideration for Finova entering into this Agreement, the Borrower agrees to pay Finova the following fees (the "Fees"): (i) an Overadvance Fee in an amount equal to $12,000, and (ii) a Term Loan Fee in an amount equal to 3% of the unpaid principal balance of the Term Loan at the date hereof. Borrower acknowledges and agrees that the Fees are fully earned on the date hereof and are non-refundable. The Fees are in addition to all interest and all other fees provided for herein or in the other Loan Documents. The Fees shall be paid by the Borrower to Finova in six equal monthly installments, commencing on July 1, 1998 and continuing on the same day of each succeeding month until the earlier of the date paid in full or the date an Additional Default occurs or the date the Loan Agreement terminates by its terms or is terminated, on which date the entire unpaid balance of the Fees shall be due and payable. Repayment of the Term Loan shall not trigger any of the fees set in
Section 2.6 of the Loan Agreement.

     3.5. Liquidation Fee. Finova shall be entitled to payment of an additional fee, in the amount of $100,000, if Borrower ceases operations for a period of more than five (5) consecutive days, voluntarily or involuntarily goes out of business, liquidates substantially all of its assets, or if Finova forecloses its security interest in a material portion of the Collateral.

     3.6. Concentration Limit-Burlington Northern. Effective on the date hereof, notwithstanding clause (xii) of the definition of Eligible Accounts set forth in the Loan Agreement, Accounts with Burlington Northern as account debtor may constitute up to 40~/~~ of all Accounts of the Borrower and will be deemed to be eligible for borrowing purposes under the Loan Agreement provided that such Accounts are otherwise determined to be Eligible Accounts.

4.  Additional Covenants of Borrower

     4.1. Sales of Equipment and Real Estate. Borrower shall proceed to sell its excess real estate located at (i) 3901 5. Highway 1-45, Enis, Texas 75119, (ii) 223 Wohlsen Way, Lancaster, Pennsylvania 17603, (iii) 3911 Dayton St., McHenry, Illinois 60050, and (iv) 870 Gold Flat Road, Nevada City, California 95959, and its excess equipment, but only in good faith arm's length transactions.

(Proceeds of the sale of equipment and real estate are shown on the Plan as reductions in the principal amount of the Term Loan.) The entire proceeds of said sales, net of reasonable expenses in connection therewith (in the case of equipment not to exceed 4% of the gross sale price), net of real property or personal property taxes and net of the sums due on the first trust deeds or other liens or assessments which have priority over Finova's lien, shall be applied first to the unpaid principal payments on the Term Loan (in the inverse order of their maturity), next to the unpaid principal payments on the Cap Ex Loans (in the inverse order of their maturity), and next to the other Borrower's Obligations in such order as Finova shall determine in its discretion. Sales of real estate shall be subject to the prior written approval of Finova.

     4.2. Additional Subordinated Debt.

          (a) On or before July 15, 1998 (the "Sub Debt Deadline"), Borrower shall raise at least $250,000 cash proceeds from the issuance of subordinated debt or stock of the Borrower (the "New Sub Debt"). Borrower may extend the Sub Debt Deadline for up to three additional 30-day periods, by paying Finova an extension fee of $10,000 for each such 30-day extension. The extension fee shall be payable on the first day of each 30-day extension period. Borrower shall not be entitled to any such extension if the applicable extension fee is not paid on the date due.

          (b) The New Sub Debt shall be on such terms and conditions as Finova shall reasonably specify, shall be fully and completely subordinated to the Borrower's Obligations, shall remain so subordinated in the event of, and during, any insolvency proceeding covering Borrower and, until such time as Borrower's Obligations have been fully, completelY and indefeasibly paid in full, any holder of the New Sub Debt shall have no right to accelerate or otherwise enforce the Sub Debt. 100% of the proceeds of the New Sub Debt shall be paid to Finova, immediately upon receipt thereof, and shall be applied first to any outstanding Overadvances, and next to outstanding revolving loans with respect Borrower's Accounts and Inventory.

     4.3. Subordination of Certain Outstanding Debt. On or before July 15, 1998, Borrower shall cause the holders of the indebtedness of Borrower listed on Exhibit "B" to agree to payment terms with respect to such debt reasonably acceptable to Finova and to execute and deliver to Finova subordination agreements on Finova's standard form, with respect to such debt.

     4.4. Consulting Fees. Borrower shall limit the consulting and other fees paid to W. Cook, Riptide Holdings, Inc. and all other consultants to an amount not to exceed a total of $15,000 per month, from and after the date hereof and continuing until the earlier of: (i) one year after the date hereof or (ii) payment in full of the Borrower's Obligations. Thereafter, so long as there is any outstanding balance under the Term Loan or any outstanding Overadvance, Borrower shall advise Finova of any changes to said consulting fees.

5. "Additional Default." As used in this Agreement, "Additional Default" means any of the following: (i) any material default or Event of Default under any Loan Document which has occurred as of this date, is not listed in Recital B above and was not known by Finova, and which individually or in the aggregate reduces or adversely affects the value of any of Finova's Collateral by the sum of $100,000 or more, (ii) any material default or Event of Default under any Loan Document occurring after the date of this Forbearance Agreement (including, without limitation, any breach of any term or provision of this Agreement) which individually or in the aggregate reduces or adversely affects the value of any of Finova's Collateral by the sum of $100,000 or more, (iii) any failure of the Borrower to meet the monthly operating income and Term Loan principal payments projections set forth in the Plan by the dates specified, subject to a permitted variance of not more than 20% on a cumulative basis since May 1, 1998, and (iv) any material breach of any representation or warranty in this Agreement or any other Loan Document. Without limiting any other provision of this Agreement, Finova may, in its sole and absolute discretion, waive an Additional Default, but only in a specific written waiver signed by Finova, and no such waiver shall imply or constitute an agreement on the part of Finova to waive any other Additional Defaults, whether or not similar to the Additional Default waived. Borrower acknowledges that Finova's obligations to make Loans are subject to all of the terms and conditions in this Agreement and the other Loan Documents and that none of the same are modified by any amounts that may be shown on the Plan. It is the intent of the parties that any of the Existing Defaults will not constitute an Additional Default unless such Existing Default falls within the definition of Additional Default contained in subdivision (i) of this paragraph 5.

6. Acknowledgment of Default. Borrower acknowledges that: (i) material Events of Default have occurred and presently exist under the Loan Documents, (ii) the unpaid principal balance of the Borrower's Obligations is $2,924,688.15 as of June 1, 1998 plus interest accruing after J;une 1, 1998, plus reasonabie costs and attorneys fees as set forth in the Loan Documents; (iii) the Borrower's Obligations are due and owing from Borrower to Finova without any defense, offset or counterclaim of any kind; (iv) pursuant to the Loan Documents, to the best of Borrower's knowledge, Finova has a valid perfected first priority security interest in all of the Borrower's present and future accounts, general intangibles, inventory, equipment, documents, instruments, and all other property and assets of the Borrower described in the Loan Agreement and the proceeds and products thereof (collectively, the "Collateral"), subject to Permitted Liens; (v) subject to the forbearance agreement set forth in Section 2 above, Finova has the rightto take immediate possession of all of the Collateral, pursuant to the Loan Documents and to exercise all other rights and remedies granted to it under the Loan Documents and by law; and (vi) Finova is not obligated to make any additional Loans to the Borrower, under the Loan Documents or otherwise, except as specifically provided in this Agreement.

7. General Release.

     7.1. General Release. In consideration for Finova entering into this Agreement, the Borrower hereby irrevocably releases and forever discharges Finova, and its successors, assigns, agents, shareholders, directors, officers, employees, agents, attorneys, parent corporations, subsidiary corporations, affiliated corporations, affiliates, and each of them, from any and all claims, debts, liabilities, demands, obligations, costs, expenses, actions and causes of action, of every nature and description, known or reasonably known to Borrower, which Borrower now has or at any time may hold, by reason of any matter, cause or thing occurred, done, omitted or suffered to be done prior to the date of this Agreement (collectively, the "Released Claims"). Borrower hereby irrevocably waives the benefits of California Civil Code Section 1542 which provides: "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor." This release is fully effective on the date hereof.

     7.2. Additional Waivers. Borrower irrevocably waives and affirmatively agrees not to allege or otherwise pursue any and all defenses, affirmative defenses, counterclaims, claims, causes of action, set-offs or other rights that they may have as of the date hereof relating to the Borrower's Obligations or the Loan Documents, including (but not limited to) any right to contest any Events of Default which have been declared or could have been declared by Finova at the date hereof, any provision of any of the Loan Documents, Finova's lien and security interest under the Loan Documents, and any acts or omissions of Finova in connection with the Loan Documents. Borrower ackno~edges and agrees to ~e continuing authenticity and enforceability of the Loan Documents and ratifies and confirms the Loan Documents in their entirety, and agrees that the Loan Documents shall remain in full force and effect until all Borrower's Obligations have been paid and performed in full (except that no further loans will be made to the Borrower under the Loan Dpcuments, except as set forth in this Agreement).

     7.3. No Prior Assignments. Borrower represents and warrants that it has not assigned to any person, partnership, corporation, or other entity any Released Claim. In the event that the foregoing representation and warranty is, or is purported to be, untrue, then the Borrower agrees to indemnify and hold harmless Finova against, and to pay, any and all actions, demands, obligations, causes of action, decrees, awards, claims, liabilities, losses and costs, including but not limited to reasonable expenses of investigation, reasonable attorneys' fees of counsel of Finova's choice and costs, which Finova may sustain or incur as a result of the breach or purported breach of the foregoing representation and warranty.

8. Bankruptcy and Related Waivers. Borrower acknowledges that a material part of the consideration to Finova in entering into this Agreement is to settle and resolve disputes between the parties in an expeditious way and to avoid, for all parties, the economic detriment and the costs and expenses of a bankruptcy or reorganization proceeding. Accordingly, as a material part of the consideration to Finova in entering into this Agreement, Borrower agrees as follows:

BORROWER WAIVES ANY RIGHT TO FILE, AND AGREES NOT TO FILE, ANY BANKRUPTCY, REORGANIZATION, DISSOLUTION OR SIMILAR PROCEEDING, INCLUDING WITHOUT LIMITATION ANY VOLUNTARY PROCEEDING UNDER CHAPTER 11 OF THE UNITED STATES BANKRUPTCY CODE (THE "BANKRUPTCY CODE"), AND BORROWER AGREES NOT TO INDUCE ANY OTHER PERSON, FIRM, CORPORATION OR OTHER ENTITY TO FILE ANY INVOLUNTARY BANKRUPTCY, REORGANIZATION, DISSOLUTION OR SIMILAR PROCEEDING, INCLUDING WITHOUT LIMITATION ANY INVOLUNTARY PROCEEDING UNDER CHAPTER 11 OF THE BANKRUPTCY CODE, AND NOT TO COOPERATE IN OR CONSENT TO ANY SUCH FILING.

9. General Provisions.

     9.1. Integration; Amendment. This Agreement and the other Loan Documents set forth in full the terms of agreement between the parties and are intended as the full, complete and exclusive contract governing the relationship between the parties. This Agreement and the other toan Documents supersede all other discussions, promises, representations, warranties, agreements and understandings between the parties. All of the Borrower's Obligations, and all of the Loan Documents and all terms and provisions thereof shall continue in full force and effect and the same are hereby ratified and confirmed (except that, by reason of the defaults of the Borrower, Finova has no further obligation to make any Loans to the Borrower under any of the Loan Documents, except as set forth in this Agreement). This Agreement may not be modified or amended, nor may any rights hereunder be waived, except in a writing signed by the party against whom enforcement of the modification, amendment or waiver is sought.

     9.2. Investigation. Each of the parties acknowledges that it and its counsel have had an adequate opportunity to make whatever investigation or inquiry they may deem necessary or desirable in connection with the subject matter of this Agreement prior to the execution hereof and the delivery and acceptance of the consideration specified herein. Each party acknowledges that
(i) each has been represented by independent counsel of its own choice throughout all of the negotiations which preceded the execution of this Agreement, (ii) each has executed this Agreement with the consent and on the advice of such independent legal counsel, and (iii) each has executed this Agreement voluntarily and knowingly.

     9.3. Waivers. Any waiver of any condition in, or breach of, this Agreement or any of the other Loan Documents in a particular instance shall not operate as a waiver of other or subsequent conditions or breaches of the same or a different kind. Finovas exercise or failure to exercise any rights under this Agreement or any of the other Loan Documents in a particular instance shall not operate as a waiver of its right to exercise the same or different rights in subsequent instances.

     9.4. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns, provided, however, that Borrower may not assign or transfer any rights hereunder without the prior written consent of Finova.

     9.5. Costs and Expenses. Borrower shall reimburse Finova for all of the reasonable costs, fees and expenses (including without limitation reasonable attorneys fees) which Finova has incurred or hereafter incurs in connection with the negotiation, drafting or enforcement of this Agreement, or otherwise in connection with this Agreement or the other Loan Documents, whether or not there is any litigation between the parties hereto.

     9.6. No Third Party Beneficiaries. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement.

     9.7. Separability. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, illegal or unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

     9.8. Time of the Essence. Time is of the essence of each of the obligations of the parties under, and each of the provisions of, this Agreement.

     9.9. Headings; CounterDarts. The headings in this Agreement are solely for convenience and shall be given no effect in the construction or interpretation of this Agreement. This Agreement may be executed in any number of counterparts, which together shall constitute one and the same agreement.

     9.10. Governing Law; Forum Selection. This Agreement is being entered into in the State of California. This Agreement shall be governed by the laws of the State of California. As a material part of the consideration to the parties for entering into this Agreement, each party (1) agrees that, at the option of Finova, all actions and proceedings based upon, arising out of or relating in any way directly or indirectly to, this Agreement shall be litigated exclusively in courts located within Los Angeles County, California, (2) consents to the jurisdiction of any such court and consents to the service of process in any such action or proceeding by personal delivery, first-class mail, or any other method permitted by law, and (3) waives any and all rights to transfer or change the venue of any such action or proceeding to any court located outside Los Angeles County, California.

     9.11. Interpretation. Notwithstanding the fact that one party has drafted it, each side has participated in the negotiation of and revisions to this Agreement, and no rule of interpretation will be applied by one party against the other.

     9.12. MUTUAL WAIVER OF RIGHT TO JURY TRIAL. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO: (i) THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS; OR (ii) ANY OTHER PRESENT OR FUTURE INSTRUMENT OR

AGREEMENT BETWEEN OR AMONG THEM; OR (iii) ANY CONDUCT, ACTS OR OMISSIONS OF ANY PARTY TO THIS AGREEMENT OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR ANY OTHER PERSONS AFFILIATED WITH THEM; IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.

FINOVA CAPITAL CORPORATION                  OMNI PRODUCTS, INC.
By                                          By
Title                                       Title


                                            By
                                            Title

                                 Acknowledgment

     The undersigned, parties to subordination agreements in favor of FINOVA Capital Corporation, hereby acknowledge that their consent to the foregoing Agreement is not required, but the undersigned nevertheless do consent to the foregoing Agreement and agree that their respective subordination agreements shall remain in full force and effect. The undersigned agree that no modifications, amendments or waivers of any of the provisions of the foregoing Agreement shall require the further consent of the undersigned. This Acknowledgment may be executed in counterparts. The signature of the undersigned shall be fully effective even if other persons named below fail to sign this Acknowledgment.




James R. Coonan                                      Steve Rosendahl